Exhibit 10.1
AMENDMENT NO. 1 TO RENEWAL AGREEMENT
This Amendment No. 1, dated as of February 26, 2021 (the “Amendment”), is made and entered into by Vonage Holdings Corp., a Delaware corporation (the “Company”), and Legion Partners Asset Management, LLC, a Delaware limited liability company (together with its Affiliates “Legion Partners”), and each of the other persons listed on the signature page to this Amendment (collectively with Legion Partners and together with any other Affiliates of Legion Partners, the “Investor Group” and each individually, an “Investor”).
WHEREAS, the Company and the Investor Group have entered into a Renewal Agreement, dated as of February 26, 2020 (the “Renewal Agreement”), which renewed the Cooperation Agreement, dated as of March 15, 2019, between the Company and the Investor Group (the “Cooperation Agreement”); and
WHEREAS, the Company and the Investor Group believe that the best interest of the Company and its stockholders (including the Investor Group) would be served at this time by extending the Renewal Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties to this Amendment, intending to be legally bound by this Amendment, agree as follows:
1.Definitions. References to the “Renewal Agreement” shall mean the Renewal Agreement, as amended. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Renewal Agreement or the Cooperation Agreement.
2.Amendments to the Renewal Agreement. As of the date hereof, the Renewal Agreement is hereby amended as follows:
(a)References to the “2020 Annual Meeting” shall mean the 2021 annual meeting of stockholders.
(b)References to the “2021 Annual Meeting” shall mean the 2022 annual meeting of stockholders.
(c)The Company hereby makes, as of the date hereof, mutatis mutandis, the representations and warranties to the Investor Group set forth in Section 4 of the Cooperation Agreement; provided, that all references therein to “this Agreement” shall be to the Renewal Agreement.
(d)Each Investor, on behalf of itself, jointly and severally, makes, as of the date hereof, mutatis mutandis, the representations and warranties to the Company set forth in Section 5 of the Cooperation Agreement; provided that all references therein to “this Agreement” shall be to the Renewal Agreement, and all references therein to Exhibit A shall refer to Exhibit A attached to this Amendment.

(e)Prior to the filing of the Current Report on Form 8-K referred to in paragraph 2(f) in this Amendment, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Amendment or take any action that would require public disclosure relating to such action without the prior written consent of the other party. No party or any of its Affiliates shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Amendment inconsistent with the Current Report on Form 8-K.
(f)Prior to 9:00 a.m. (Eastern Time) on March 1, 2021, the Company shall file a Current Report on Form 8-K with the SEC substantially in the form of Exhibit B.
(g)Each of the Company and the Investors shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Amendment and the transactions contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Amendment and all other activities related to the foregoing; provided, however, that the Company shall reimburse the Investor Group, within 20 days of the date that the Company receives reasonably satisfactory supporting documentation, for its reasonable documented out-of-pocket third party expenses, including legal fees and expenses, as actually incurred in connection with the Investor Group’s involvement with the Company prior to the date hereof and the negotiation and execution of this Amendment, in an amount not to exceed $60,000.
3.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above. Except as expressly provided in this Amendment or the Renewal Agreement, all of the terms and provisions of the Cooperation Agreement and Renewal Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Company and Legion Partners. Without limiting the generality of the foregoing, the amendments contained in this Amendment or in the Renewal Agreement will not be construed as an amendment to or waiver of any other provision of the Cooperation Agreement or Renewal Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Renewal Agreement as of the date first above written.

VONAGE HOLDINGS CORP. By: /s/ Randy Rutherford Name: Randy Rutherford Title: Chief Legal Officer and Secretary [Additional signatures on following pages]

LEGION PARTIES:

LEGION PARTNERS, L.P. I

By:    Legion Partners Asset Management, LLC
    Investment Advisor

By:        /s/ Christopher S. Kiper
    Name: Christopher S. Kiper
    Title: Managing Director

LEGION PARTNERS, L.P. II

By:    Legion Partners Asset Management, LLC
    Investment Advisor

By:        /s/ Christopher S. Kiper
    Name: Christopher S. Kiper
    Title: Managing Director

LEGION PARTNERS, LLC

By:    Legion Partners Holdings, LLC
    Managing Member

By:        /s/ Christopher S. Kiper
    Name: Christopher S. Kiper
    Title: Managing Member

LEGION PARTNERS ASSET MANAGEMENT,
LLC

By:        /s/ Christopher S. Kiper
    Name: Christopher S. Kiper
    Title: Managing Director

LEGION PARTNERS HOLDINGS, LLC

By:        /s/ Christopher S. Kiper
    Name: Christopher S. Kiper
    Title: Managing Member

Christopher S. Kiper

    /s/ Christopher S. Kiper

Raymond White

    /s/ Raymond White

EXHIBIT A
STOCKHOLDERS, AFFILIATES, AND OWNERSHIP

Name of Person or Entity	Number of Shares
Legion Partners, L.P. I (“Legion Partners I”)	Legion Partners I beneficially owns 5,232,252 shares of common stock of the Company.
Legion Partners, L.P. II (“Legion Partners II”)	Legion Partners II beneficially owns 290,269 shares of common stock of the Company.
Legion Partners, LLC	As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners, LLC may be deemed the beneficial owner of the (i) 5,232,252 shares owned by Legion Partners I and (ii) 290,269 shares owned by Legion Partners II.
Legion Partners Asset Management, LLC (“Legion Partners Asset Management”)	As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed the beneficial owner of the (i) 5,232,252 shares owned by Legion Partners I and (ii) 290,269 shares owned by Legion Partners II.
Legion Partners Holdings, LLC (“Legion Partners Holdings”)	Legion Partners Holdings directly beneficially owns 11,100 shares of common stock of the Company. In addition, as the sole member of Legion Partners Asset Management and sole member of Legion Partners, LLC, Legion Partners Holdings may be deemed the beneficial owner of the (i) 5,232,252 shares owned by Legion Partners I and (ii) 290,269 shares owned by Legion Partners II.
Christopher S. Kiper	As a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings, Mr. Kiper may be deemed the beneficial owner of the (i) 5,232,252 shares owned by Legion Partners I, (ii) 290,269 shares owned by Legion Partners II, and (iii) 11,100 shares owned by Legion Partners Holdings.
Raymond White
As a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings, Mr. White may be deemed the beneficial owner of the (i) 5,232,252 shares owned by Legion Partners I, (ii) 290,269 shares owned by Legion Partners II, and (iii) 11,100 shares owned by Legion Partners Holdings.

Exhibit 10.1
EXHIBIT B

CURRENT REPORT ON FORM 8-K